UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2013
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 30, 2013, Steven Carter's employment with Duma Energy Corp. (the "Company") was terminated. Mr. Carter served as the Company's Vice President of Operations since December 2006. Mr. Carter's primary responsibilities were with respect to the Company's South Texas operations. The Company's current focus is on its Galveston Bay (Texas) and Namibia oil and gas interests and as such the Company determined that Mr. Carter's services are no longer required. Mr. Carter continues to serve as a director of our Company.

As a result, the Company's current directors and Executive Officers are as follows:

Name	Position
Jeremy Glenn Driver	President, Chief Executive Officer, Chairman and a director
John E. Brewster, Jr.	Director
Steven L. Carter	Director
Leonard Garcia	Director
S. Chris Herndon	Director
Sarah Berel-Harrop	Secretary, Treasurer and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.
Date: September 6, 2013	/s/ Jeremy Driver Name: Jeremy Driver Title: President, Chief Executive Officer and a director

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